SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
SPENCER SCHNEIDER
GREGORY NOONAN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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STILWELL GROUP
26 BROADWAY
23rd FLOOR
NEW YORK, NY 10004

June 1, 2006

Dear Fellow SKP Shareholder,

While Dr. Karlan has finally stopped describing results at our Company as impressive, he hasn’t yet struck the humble tone that you would expect from someone who’s chaired a board that’s overseen two disastrous expansions. Given that our investment group has representatives on the boards of two public, professional liability companies that have results far superior to SKP’s, I question why SKP never even took the time to meet with our nominees. After all, the Stilwell Group has a proven track record of working with managements of professional liability insurers like SKP. Strangely, their new nominees not only don’t own shares in our company, they apparently have no experience at professional liability insurers.

Since my group’s nominees joined the boards of FPIC Insurance Group, Inc. (a Florida professional liability insurer) and American Physicians Capital, Inc. (a Midwestern professional liability insurer), both companies have eliminated extraneous businesses, simplified their corporate structures and refocused on their core physician markets. Along with that focus, both companies have substantially increased earnings, book value and share prices while decreasing risk. In every deal we’ve been involved in as a Schedule 13D filer, shareholders have made money. What’s not to love about us?

Perhaps Dr. Karlan and his team don’t want to work with us. Perhaps they don’t like the fact that we’ll move to substantially reduce the six-figure compensation of individual board members. Perhaps they know that we’ll move to eliminate things like the luxury suite at the Los Angeles Staples Center. And perhaps management doesn’t care to have board members who will take them to task if and when they present plans for their next expansion.

My investment group is the second largest shareholder of SKP. We paid for every share we own. Neither Dr. Karlan nor his board can make either statement. Even if they’re mesmerized by the shares and options they grant themselves each year, we don’t have to be.

Dr. Karlan and his board also have a consistent record—one that we believe indicates they need substantial help. We believe Dr. Karlan’s team has overseen two major money-losing expansions. Enough is enough. Vote the GOLD card.

Sincerely,
/s/ Joseph Stilwell
Joseph Stilwell